UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
September 8, 2008
Date of Report (Date of earliest event reported)
Sovereign Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Pennsylvania	1-16581	23-2453088
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1500 Market Street, Philadelphia, Pennsylvania	19102
(Address of principal executive offices)	(Zip Code)
(267) 256-8601
Registrant’s telephone number, including area code
n/a
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 8.01. Other Events
SIGNATURES

Item 8.01. Other Events
     Sovereign Bancorp, Inc. (“Sovereign” or the “Company”) (NYSE: SOV), parent company of Sovereign Bank (“Bank”), announced today that the U.S. government’s actions with respect to Fannie Mae and Freddie Mac would adversely impact the value of Sovereign’s perpetual preferred stock investments in Fannie Mae and Freddie Mac.
     On September 7, the U.S. Treasury, the Federal Reserve and the Federal Housing Finance Agency (FHFA) announced that the FHFA was putting Fannie Mae and Freddie Mac under conservatorship and giving management control to their regulator, the FHFA. Key provisions of the U.S. Government’s Plan announced to date were as follows:
•	Dividends on Fannie Mae and Freddie Mac common and preferred stock were eliminated.
•	Fannie Mae and Freddie Mac will be required to reduce their mortgage portfolios over time.
•	The U.S. Government agreed to provide equity capital to cover mortgage defaults in return for $1 billion of senior preferred stock in Fannie Mae and Freddie Mac and warrants for the purchase of 79.9% of the common stock of Fannie Mae and Freddie Mac.
•	The U.S. Government also announced that the U.S. Treasury would provide secured loans to Fannie Mae and Freddie Mac as needed until the end of 2009 and that the U.S. Treasury plans to purchase mortgage backed securities from Fannie Mae and Freddie Mac in the open market.
     At June 30, 2008, Sovereign had eight securities totaling $622.6 million of perpetual preferred stock of Fannie Mae and Freddie Mac which had an unrealized loss of $34.4 million. The impact of the above actions and concerns in the market place about the future value of the perpetual preferred stock of Fannie Mae and Freddie Mac have caused values for these investments to decrease materially. It is unclear when and if the value of the investments will improve in the future. Given the above developments, Sovereign expects to record a non-cash other-than-temporary impairment on these investments for the quarter ending September 30, 2008.
     In the second quarter of 2008, Sovereign issued $1.39 billion of common stock and $500 million of subordinated debt to strengthen its capital levels in anticipation of worsening credit conditions and deterioration in the economy. In the event that Sovereign was required to write off this entire investment, and was not able to record a tax benefit for the loss, Sovereign’s capital levels would still exceed the levels required to be considered well-capitalized.

     The impact on Sovereign’s capital ratios if the investments were valued at zero and if Sovereign was not able to record a tax benefit for the loss is as follows:

	As Reported		Regulatory Threshold
	June 30, 2008	Pro-forma	for Well Capitalized
Sovereign Bancorp tangible common equity to tangible assets	6.04%	5.20%	3.0%
Sovereign Bancorp Tier 1 leverage	8.34%	7.62%	5.0%
Sovereign Bank Tier 1 leverage	7.25%	6.51%	5.0%
Sovereign Bank Tier 1 risk-based ratio	7.85%	7.02%	6.0%
Sovereign Bank Total risk-based ratio	11.41%	10.61%	10.0%
     Sovereign Bancorp has cash in excess of $1 billion from the common stock offering that could be used to support the Bank if necessary.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOVEREIGN BANCORP, INC.
Dated: September 8, 2008	By:	/s/ Stacey V. Weikel
		Name:	Stacey V. Weikel
		Title:	Senior Vice President